UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 10, 2009

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction

Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 6 and 8 and 9 are not applicable and therefore omitted.

ITEM 7.01	REGULATION FD DISCLOSURE.

On November 10, 2009, the Annual Meeting of Shareholders of Urologix, Inc. (the “Company”) was held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, beginning at 3:00 p.m., local time. Following the formal business portion of the Annual Meeting, Stryker Warren, Jr., the Company’s Chief Executive Officer will make a presentation and through that presentation, Mr. Warren will disclose the following:

CMS published the physician fee schedule final rule for calendar 2010 on October 30, 2009. The majority of the decline from the 2009 amount for office based reimbursement is the result of a 21 percent reduction in the conversion factor, which affects the reimbursement for all procedures in the physician fee schedule. Each of the last several years, Congress has acted to adjust the conversion factor to reduce this cut to all physician fees. At this time, adjusting the conversion factor is one of the elements of the healthcare reform legislation currently in the legislative process. We do not know definitively what if any adjustment to the conversion factor will be made for calendar 2010. If the conversion factor is adjusted to remain flat with 2009 levels, our reimbursement in the office setting for 2010 will be approximately 7 percent less on average than the 2009 amount. If there is no adjustment to the conversion factor by Congress, under the new rule the level of Medicare reimbursement in the physicians’ office setting will be 27 percent less than in 2009. We are monitoring these developments closely and will continue to execute on our active reimbursement strategy.

Certain statements contained in the presentation at the Company’s 2009 Annual Meeting of Shareholders, including certain portions of disclosure set forth above, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections based on management’s judgment, beliefs, current trends and information. Forward-looking statements made or to be made by or on behalf of the Company may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties due to a number of factors that are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. The Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/S/ STRYKER WARREN, JR.
Stryker Warren, Jr.
Chief Executive Officer

Date: November 10, 2009